Exhibit 10.1

Tally-Ho Ventures Founder Peter Smith Named Chairman, COO Nigel Gregg Appointed President and CEO as Company Embarks on Roll Up Strategy

Friday June 23, 8:45 am ET

NEW YORK--(BUSINESS WIRE)--June 23, 2006--Tally-Ho Ventures, Inc. (OTCBB:TLYH - News), a rapidly growing international wealth management company soon to be renamed ProMaster, Inc., today announced that Chief Operating Officer Nigel Gregg has been promoted to President and Chief Executive Officer with effect from July 1, 2006, succeeding founder and former CEO Peter Smith, who has become Chairman of the firm. The changes reflect the expanded roles of each executive as the Company embarks upon an aggressive program of acquiring wealth management companies in Europe.

"A unique opportunity now exists in Europe to create a new major continental services organization through the acquisition and roll up of diversified wealth management organizations, and our Company is dedicated to achieving this goal," Mr. Smith said. "Our intention is to seek out the highest quality specialty wealth management firms, thus creating a portfolio of different services, all utilizing parent company back office and marketing skills to reduce operating costs while creating a unified brand under which our companies can provide not only their own services but cross sell those of the other firms we acquire. We believe we can successfully do this in multiple European markets during the next several years, and the first such acquisitions have created a solid platform on which to base this objective.

"The ProMaster name better reflects the firm's capabilities for serving our clients, as well as providing support and services for our new businesses operations. We are well on the way to positioning ProMaster as a leading global organization with the expertise demanded by high net worth individuals, trusts and key investors."

Mr. Gregg noted that as result of Tally-Ho's pending acquisitions of ProTrust Private Clients and the recently completed acquisitions of Master Finance Europe and Master Finance Belgium, the Company now has $1.75 billion in assets under management. "We remain dedicated to serving the needs of sophisticated investors worldwide and are actively working to attract new clientele to our organization," he said.

Mr. Smith has extensive experience in the global financial markets as a trader, stockbroker and businessman. He was appointed as a Director of the Board and CEO of Belgravia Group, a Luxembourg-based wealth management firm, in 1997. He is qualified to trade equities, fixed instruments, government bonds, Euro Bonds and options.

Mr. Gregg joined Tally-Ho Ventures as COO and member of the Board of Directors in March 2006. He came to Tally-Ho from Prudential International, where he was responsible for developing business opportunities in Europe. He spent the last three years establishing relationships with distributors, which now represent 40% of Prudential's international sales.

As CEO he will be establishing monthly conference call in the USA to update investors new and old as to the current position of the Company and keep them abreast of the new and exciting development plans he has for Tally-Ho. The first of these calls will be August 1.

About Tally-Ho Ventures, Inc.

Tally-Ho Ventures is an independent international private wealth management organization focused on serving the needs of small institutions and high net-worth individuals, as well as the expatriate marketplace. The Company currently has 13 offices and is fully authorized to operate in 23 countries. Its Belgravia franchise operation serves the Independent Financial Advisor market (IFA).

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, the independent authority of the special committee to act on the matters discussed, the successful negotiation of the potential acquisition and disposal of transactions described above, successful implementation of the company's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.